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                                                                    EXHIBIT 23.1





                       Consent of Independent Auditors


We consent to the incorporation by reference in the shelf Registration Statement (Form S-3 No. 333-33371) and the Registration Statement (Form S-4 No. 333-43747) of Clear Channel Communications, Inc. of our report dated March 11, 1998 with respect to the historical consolidated financial statements of Clear Channel Communications, Inc. included in this Current Report (Form 8-K) dated March 12, 1998 filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1984 Incentive Stock Option Plan of Clear Channel Communications, Inc. (No. 33-14193); the Clear Channel Communications, Inc. Nonqualified Stock Option Plan (No. 33-59772); the Clear Channel Communications, Inc. 1994 Incentive Stock Option Plan, the Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan, the Clear Channel Communications, Inc. Directors' Nonqualified Stock Option Plan; the Option Agreement for Officer (No. 33-64463); and the Non-Qualified Option Grant to Karl Eller dated April 10, 1997, the Non-Qualified Option Grant to Paul J. Meyer dated April 10, 1997, the Non-Qualified Option Grant to Timothy J. Donmoyer dated April 10, 1997, and the Eller Media Company Senior Management Incentive Plan of Clear Channel Communications, Inc. (333-29717) of our report dated March 11, 1998 with respect to the historical consolidated financial statements of Clear Channel Communications, Inc. included in this Current Report (Form 8-K) dated March 12, 1998 filed with the Securities and Exchange Commission.



                                            ERNST & YOUNG LLP



San Antonio, Texas
March 12, 1998